Exhibit 23.2

RISK FACTORS RELATING TO OUR FORMER INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS - NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

On June 14, 2002, the Bairnco Corporation 401(k) Savings Plan and Trust dismissed Arthur Andersen LLP as its independent certified public accountants. On June 14, 2002, the Plan appointed Ernst & Young LLP to replace Arthur Andersen LLP as the independent certified public accountants of the Plan. Prior to the date of this Form 11-K (which is incorporated by reference into Bairnco Corporation's filings on Form S-8 Nos. 33-36330 and 33-41313), the Arthur Andersen LLP partner responsible for the audit of the most recent audited financial statements of the Bairnco Corporation 401(k) Savings Plan and Trust as of December 31, 2000 and for the year then ended resigned from Arthur Andersen LLP. As a result, after reasonable efforts, the Plan has been unable to obtain Arthur Andersen LLP's written consent to the incorporation by reference into the Bairnco Corporation's filings on Form S-8 Nos. 33-36330 and 33-41313 of its audit report with respect to the Plan's financial statements as of December 31, 2000 and for the year then ended. Under these circumstances, Rule 437a under the Securities Act permits the Plan to file this Form 11-K without a written consent from Arthur Andersen LLP. However, as a result, Arthur Andersen LLP will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions of a material fact required to be stated therein. Accordingly, you may not be able to assert a claim against Arthur Andersen LLP under Section 11(a) of the Securities Act because it has not consented to the incorporation by reference of its previously issued report into Bairnco Corporation's filings on Form S-8 Nos. 33-36330 and 33-41313.